UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 21, 2024, the holder of pre-funded warrants to purchase shares of common stock of 180 Life Sciences Corp. (the “Company”), at an exercise price of $0.0001 per share, exercised warrants to purchase 1,111,878 shares of common stock for $111.19 of cash, and was issued 1,111,878 shares of common stock upon exercise thereof. The exercise of the warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The resale of the shares of common stock issuable upon exercise of the warrants was registered under a registration statement declared effective under the Securities Act.

After the issuance described above (which is in process), the Company will have 11,270,710 shares of common stock issued and outstanding.

Item 8.01. Other Events.

On February 26, 2024, the Company issued a press release announcing that its Board of Directors has approved a one-for-19 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Reverse Stock Split is expected to become effective on February 28, 2024 at 12:01 p.m. Eastern Time (the “Effective Time”), with shares to begin trading on a split-adjusted basis at market open on February 28, 2024. In connection with the Reverse Stock Split, every 19 shares of the Company’s common stock issued and outstanding as of the Effective Time will be automatically converted into one share of the Company’s common stock.

The reverse split will effect all issued and outstanding shares of common stock. All outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the reverse split, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans will also be appropriately adjusted. Following the reverse split, the par value of the Common Stock will remain unchanged at $0.0001 par value per share. The reverse split will not change the authorized number of shares of common stock or preferred stock. No fractional shares will be issued in connection with the reverse split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive one whole share of common stock in lieu of such fractional share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: February 26, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

2